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         (LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.)

FOR IMMEDIATE RELEASE                           EXHIBIT 99.1

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                   ANNOUNCES NEW $300 MILLION WAREHOUSE LINE

LOS ANGELES, CALIFORNIA, April 27, 1999. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq: ICMI) today announced that it has entered into a new $300 million warehouse line of credit agreement with an affiliate of Prudential Securities Incorporated.

Imperial Credit Commercial Mortgage Investment Corp. is a publicly traded real estate investment trust that invests primarily in multifamily and commercial mortgage loans, commercial real property and commercial mortgage-backed securities. The Company is managed by Imperial Credit Commercial Asset Management Corp., a wholly-owned subsidiary of Imperial Credit Industries, Inc. (Nasdaq: ICII).

For further information, please contact Michael Meltzer, Chief Financial Officer, at (310) 231-5906 or Karen Montandon, Investor Relations, at
(310) 791-8022.